BRAVERMAN INTERNATIONAL, P.C.
                          Certified Public Accountants
                               1255 McDonald Drive
                               PRESCOTT, AZ 86303
                                CELL 602-881-3870
                      PHONE 928-771-1122, FAX 928-777-8378
                                hiluv007@aol.com




U.S. Securities and Exchange Commission:

The firm of Braverman International, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated February 27, 2005 on the Financial Statements of FUSA Capital Corporation as of December 31, 2004 in the accompanying Form S-8.



Braverman International, P.C.
Prescott, AZ
April 20, 2005